Exhibit 5.1

Stradling Yocca Carlson & Rauth LLP 660 Newport Center Drive, Suite 1600 Newport Beach, CA 92660-6422 949 725 4000 stradlinglaw.com

July 31, 2024

Oncocyte Corporation

15 Cushing
Irvine, California 92618

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Oncocyte Corporation, a California corporation (the “Company”), of a Registration Statement on Form S-3 (as such may be amended or supplemented from time to time, the “Registration Statement”) with the Securities and Exchange Commission (“Commission”) on July 31, 2024, under the Securities Act of 1933, as amended (the “Securities Act”).

You have provided us with the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”). The Prospectus provides that it may be supplemented by one or more supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus, as supplemented by one or more Prospectus Supplements, will provide for the registration by the Company of up to $100,000,000 initial aggregate offering price of: (a) shares of the Company’s common stock, no par value per share (the “Common Stock”); (b) shares of the Company’s preferred stock, no par value per share (the “Preferred Stock”), that may be exchangeable for or convertible into shares of Common Stock, other shares of Preferred Stock, Warrants, or Units (each as defined hereafter); (c) warrants to purchase shares of Common Stock, shares of Preferred Stock, other warrants or Units (the “Units”); and/or (d) units comprised of any combination of shares of Common Stock, shares of Preferred Stock, Warrants, or other Units, in one or more series (the “Units”), plus any additional shares of Common Stock, shares of Preferred Stock, Warrants, and/or Units that may be registered pursuant to any subsequent registration statement relating to the Registration Statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act. The Common Stock, Preferred Stock, Warrants, and Units to be offered and sold pursuant to the Registration Statement, the Prospectus, and any applicable Prospectus Supplement(s), shall be collectively referred to as the “Securities.”

The Securities will be offered and sold, either individually or collectively, pursuant to one or more definitive purchase agreements, subscription agreements, underwriting agreements, indentures, warrant agreements, or similar agreements (any such agreement, a “Purchase Agreement”).

In our capacity as your counsel, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the preparation and filing of the Registration Statement (including the Prospectus), the preparation and filing of any applicable Prospectus Supplement(s), and the authorization, issuance and sale of the Securities. For the purposes of this opinion, with your consent, we have assumed that: (a) at the time any Securities are sold pursuant to the Registration Statement (any such time, the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including any post-effective amendments) will be effective and will comply with all applicable laws and regulations; (b) at the Relevant Time, one or more Prospectus Supplements will have been prepared and filed describing the Securities offered thereby and will comply with all applicable laws; (c) at the time of execution, each of the parties to any Purchase Agreement other than the Company will: (i) be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) have the requisite power and authority to execute, deliver and perform its obligations under each Purchase Agreement to which it is a party; and (iii) have duly authorized, executed and delivered each Purchase Agreement; and (d) with respect to each of the parties to each Purchase Agreement (other than the Company), such Purchase Agreement to which it is a party will constitute its legally valid and binding agreement, enforceable against it in accordance with its terms.

July 31, 2024 Page 2

In connection with this opinion, we have examined and relied upon: (a) the Registration Statement; (b) the Company’s Articles of Incorporation and related amendments thereto in the forms filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Annual Report”), together with the Company’s Certificate of Amendment of Articles of Incorporation in the form filed as Exhibit 3.2 to the Annual Report and the Company’s Certificate of Determination of Preferences, Rights and Limitations of Series A Convertible Preferred Stock in the form filed as Exhibit 3.3 to the Annual Report (collectively, such instruments, the “Restated Articles”); (c) the Company’s Second Amended and Restated Bylaws in the form filed as Exhibit 3.4 to the Annual Report; and (d) originals or copies, certified to our satisfaction, of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies.

Subject to the foregoing, and the other matters set forth herein, it is our opinion that:

1. When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and: (a) any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) any applicable Purchase Agreement covering the offer and sale of the shares of Common Stock has been duly authorized, executed and delivered by the Company; (c) the issuance and delivery of the shares of Common Stock have been duly authorized in accordance with applicable laws, including, without limitation, by the adoption of resolutions of the board of directors of the Company (the “Board”) (or an authorized committee thereof); and (d) payment of legal consideration for the shares of Common Stock, in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), and any applicable Purchase Agreement, has been received by the Company, and assuming that: (i) the terms of such shares of Common Stock, as issued and delivered, are materially consistent with the description thereof in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s); (ii) at the time of the issuance of such shares of Common Stock, the Company has a sufficient number of authorized but unissued shares of Common Stock under the Restated Articles; (iii) such shares of Common Stock, as issued and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court, governmental agency or regulatory body having jurisdiction over the Company or otherwise; and (iv) such shares of Common Stock are issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s), any applicable Purchase Agreement, and such resolutions of the Board (or of an authorized committee thereof), then such shares of Common Stock, including any shares of Common Stock duly issued upon: (A) the exchange or conversion of any shares of Preferred Stock that are exchangeable for or convertible into shares of Common Stock; (B) the exchange or conversion of any Warrants that are exchangeable for or convertible into shares of Common Stock; or (C) the conversion or exercise of any Units that are convertible or exercisable for shares of Common Stock, will be validly issued, fully paid and nonassessable.

July 31, 2024 Page 3

2. When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and: (a) any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) any applicable Purchase Agreement covering the offer and sale of the shares of Preferred Stock has been duly authorized, executed and delivered by the Company; (c) the Board has properly designated a series of Preferred Stock in accordance with the terms of the Restated Articles and applicable laws; (d) the issuance and delivery of the shares of Preferred Stock have been duly authorized in accordance with applicable laws, including, without limitation, by the adoption of resolutions of the Board (or an authorized committee thereof); and (e) payment of legal consideration for the shares of Preferred Stock, in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), and any applicable Purchase Agreement, has been received by the Company, and assuming that: (i) the terms of such shares of Preferred Stock, as issued and delivered, are materially consistent with the description thereof in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s); (ii) at the time of the issuance of such shares of Preferred Stock, the Company has a sufficient number of authorized but unissued shares of Preferred Stock under the Restated Articles; (iii) such shares of Preferred Stock, as issued and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court, governmental agency or regulatory body having jurisdiction over the Company or otherwise; and (iv) such shares of Preferred Stock are issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s), any applicable Purchase Agreement, and such resolutions of the Board (or of an authorized committee thereof), then such shares of Preferred Stock, including any shares of Preferred Stock duly issued upon: (A) the exchange or conversion of any shares of Preferred Stock that are exchangeable for or convertible into another series of Preferred Stock; (B) the exchange or exercise of any Warrants that are exchangeable or exercisable for shares of Preferred Stock; or (C) the conversion or exercise of any Units that are convertible or exercisable for shares of Preferred Stock, will be validly issued, fully paid and nonassessable.

3. When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and: (a) any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) any applicable Purchase Agreement covering the offer and sale of the Warrants has been duly authorized, executed and delivered by the Company; (c) the issuance and delivery of the Warrants have been duly authorized in accordance with applicable law including, without limitation, by the adoption of resolutions of the Board (or an authorized committee thereof); (d) the Warrants have been duly executed, authenticated and/or countersigned (as applicable) in accordance with any applicable Purchase Agreement; (e) a trustee for the Warrants has been selected by the Company and qualified under the Trust Indenture Act of 1939, as amended, to the extent applicable; and (f) payment of legal consideration for the Warrants, in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), and any applicable Purchase Agreement has been received by the Company, and assuming that: (i) the terms of such Warrants, as issued and delivered, are materially consistent with the description thereof in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s); (ii) the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument then binding upon the Company; (iii) the Warrants, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court, governmental agency or regulatory body having jurisdiction over the Company or otherwise; and (iv) the Warrants are issued and sold as contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), any applicable Purchase Agreement, and such resolutions of the Board (or of an authorized committee thereof), then such Warrants, including any Warrants issuable upon: (A) the exchange or conversion of any shares of Preferred Stock that are exchangeable for or convertible into Warrants; (B) the exchange or conversion of any Warrants that are exchangeable for or convertible into other Warrants; or (C) the exercise of any Units to purchase Warrants, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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4. When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and (a) any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (b) any applicable Purchase Agreement covering the offer and sale of the Units has been duly authorized, executed and delivered by the Company; (c) the Units have been duly established in accordance with the terms of any applicable Purchase Agreement; (d) the issuance and delivery of the Units have been duly authorized in accordance with applicable laws including, without limitation, by the adoption of resolutions of the Board (or an authorized committee thereof); (e) the Units have been duly executed, authenticated and/or countersigned (as applicable) in accordance with any applicable Purchase Agreement; and (f) payment of legal consideration for the Units (if any) in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s), and any applicable Purchase Agreement, has been received by the Company, and assuming that (i) the terms of the Units, as executed and delivered, are materially consistent with the description thereof in the Registration Statement, the Prospectus, and the related Prospectus Supplement(s); (ii) the Units, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument then binding upon the Company; (iii) the Units, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court, governmental agency or regulatory body having jurisdiction over the Company or otherwise; and (iv) the Units are issued and sold as contemplated by the Registration Statement, the Prospectus and related Prospectus Supplement(s), any applicable Purchase Agreement and such resolutions of the Board (or of an authorized committee thereof), then such Units, including any Units issuable upon: (A) the exchange or conversion of any shares of Preferred Stock that are exchangeable for or convertible into Units, (B) the exchange or conversion of any Warrants that are exchangeable for or convertible into Units; or (C) the exchange or conversion of any Units that are exchangeable for or convertible into other Units, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion is expressed only with respect to the laws of the State of California. We express no opinion to the extent that any other laws are applicable to the subject matter hereof, and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

The opinions set forth in Paragraphs 3 and 4 above relating to the enforceability of the Warrants and Units, respectively, are subject to the following exceptions, limitations and qualifications: (a) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (d) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to our firm in the Registration Statement and any amendments or supplements thereto. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

This opinion is intended solely for use in connection with the issuance and sale of the Securities pursuant to the Registration Statement and is not to be relied upon for any other purpose or delivered to or relied upon by any other person without our prior written consent. This opinion is rendered as of the date hereof and based solely on our understanding of facts in existence as of such date after the examination described in this opinion. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinion expressed herein.

Very truly yours,

Stradling Yocca Carlson & Rauth LLP
/s/ Stradling Yocca Carlson & Rauth LLP